                         TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2
                                   JULY 1998


================================================================================================================================
TOTAL TRUST PERFORMANCE                          FEBRUARY 1998                   MARCH 1998                     APRIL 1998
================================================================================================================================
TOTAL ENDING BALANCE:                   2,085,013,434                     2,084,155,460                  2,101,025,116
ENDING PRINCIPAL BALANCE:               2,001,101,636                     2,004,851,422                  2,022,641,103
ENDING NON-PRINCIPAL BALANCE:              83,911,798                        79,304,038                     78,384,012

INVESTOR PERCENTAGE:                           73.07%                            73.90%                         73.76%

YIELD:                                     36,225,165     21.48%             41,595,765    24.94%           38,256,572   22.90%

CHARGE-OFFS:                              (10,478,267)    -6.21%             (9,462,225)   -5.67%           (8,630,229)  -5.17%

NET YIELD: (YIELD - C/O)                                  15.27%                           19.27%                        17.73%

===============================================================================================================================
SERIES 1996-1                                   FEBRUARY 1998                    MARCH 1998                     APRIL 1998
===============================================================================================================================
 Month-End Investor Balance             1,115,151,821                     1,115,151,821                  1,115,151,821
 Investor Percentage                           55.10%                            55.73%                         55.62%
                                                       ---------                          -------                       -------
 THREE-MONTH-AVG EXCESS SERVICING                          7.35%                            9.01%                         9.75%
                                                       ---------                          -------                       -------
Yield:                                     19,959,708     21.48%             23,180,029    24.94%           21,279,326   22.90%

 Charge-Offs                               (5,773,422)    -6.21%             (5,273,004)   -5.67%           (4,800,364)  -5.17%
 Certificate Interest                      (4,882,257)    -5.25%             (5,483,407)   -5.90%           (5,454,367)  -5.87%
 Servicing Fee                             (1,858,586)    -2.00%             (1,858,586)   -2.00%           (1,858,586)  -2.00%

EXCESS SERVICING:                           7,445,443      8.01%             10,565,031    11.37%            9,166,009    9.86%

===============================================================================================================================
SERIES 1996-2                                  FEBRUARY 1998                     MARCH 1998                     APRIL 1998
===============================================================================================================================
 Month-End Investor Balance               363,636,975                       363,636,975                    363,636,975
 Investor Percentage                           17.97%                            18.17%                         18.14%
                                                       ---------                          -------                       -------
 THREE-MONTH-AVG EXCESS SERVICING                          7.66%                            9.16%                         9.78%
                                                       ---------                          -------                       -------
Yield:                                      6,514,279     21.50%              7,564,991    24.96%            6,944,945   22.92%

 Charge-Offs                               (1,882,640)    -6.21%             (1,719,460)   -5.67%           (1,565,338)  -5.17%
 Certificate Interest                      (1,609,326)    -5.31%             (1,799,953)   -5.94%           (1,734,031)  -5.72%
 Servicing Fee                               (606,062)    -2.00%               (606,062)   -2.00%             (606,062)  -2.00%

EXCESS SERVICING:                           2,416,251      7.97%              3,439,516    11.35%            3,039,514   10.03%
===============================================================================================================================
======================================================================================================================
TOTAL TRUST PERFORMANCE                        MAY 1998                   JUNE 1998                    JULY 1998
======================================================================================================================
TOTAL ENDING BALANCE:                  2,101,288,165              2,104,387,307                2,112,197,281
ENDING PRINCIPAL BALANCE:              2,023,741,118              2,028,389,222                2,036,541,506
ENDING NON-PRINCIPAL BALANCE:             77,547,047                 75,998,085                   75,655,775

INVESTOR PERCENTAGE:                          73.11%                     73.07%                       72.90%

YIELD:                                    38,531,054   22.86%        40,346,796   23.92%          39,166,321   23.17%

CHARGE-OFFS:                              (8,715,586)  -5.17%        (8,470,787)  -5.02%          (8,077,465)  -4.78%

NET YIELD: (YIELD - C/O)                               17.69%                     18.90%                      p18.39%

======================================================================================================================
SERIES 1996-1                                  MAY 1998                   JUNE 1998                    JULY 1998
======================================================================================================================
 Month-End Investor Balance            1,115,151,821              1,115,151,821                1,115,151,821
 Investor Percentage                          55.13%                     55.10%                       54.98%
                                                      -------                    -------                      -------
 THREE-MONTH-AVG EXCESS SERVICING                      10.29%                     10.17%                       10.20%
                                                      -------                    -------                      -------
Yield:                                    21,243,499   22.86%        22,232,489   23.92%          21,532,551   23.17%

 Charge-Offs                              (4,805,203)  -5.17%        (4,667,699)  -5.02%          (4,440,765)  -4.78%
 Certificate Interest                     (5,636,179)  -6.07%        (5,454,367)  -5.87%          (5,999,804)  -6.46%
 Servicing Fee                            (1,858,586)  -2.00%        (1,858,586)  -2.00%          (1,858,586)  -2.00%

EXCESS SERVICING:                          8,943,531    9.62%        10,251,837   11.03%           9,233,396    9.94%

======================================================================================================================
SERIES 1996-2                           MAY 1998                          JUNE 1998                    JULY 1998
======================================================================================================================
 Month-End Investor Balance              363,636,975                363,636,975                  251,031,912
 Investor Percentage                          17.98%                     17.97%                       17.93%
                                                      -------                    -------                      -------
 THREE-MONTH-AVG EXCESS SERVICING                      10.27%                     10.34%                       10.56%
                                                      -------                    -------                      -------
Yield:                                     6,933,433   22.88%         7,255,779   23.94%           7,027,577   23.19%

 Charge-Offs                              (1,566,916)  -5.17%        (1,522,078)  -5.02%          (1,448,078)  -4.78%
 Certificate Interest                     (1,907,435)  -6.29%        (1,618,297)  -5.34%          (1,734,478)  -5.72%
 Servicing Fee                              (606,062)  -2.00%          (606,062)  -2.00%            (606,062)  -2.00%

EXCESS SERVICING:                          2,853,021    9.41%         3,509,342   11.58%           3,238,960   10.69%


Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.